                                     ANNEX A
                               to CREDIT AGREEMENT

                                  (DEFINITIONS)

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings.

     "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

     "Adjusted Consolidated EBITDA" means, with reference to any period, the Consolidated EBITDA of Borrower and its Subsidiaries for such period plus, for the fiscal year ended January 31, 2004, an amount not to exceed $15,000,000 for severance charges incurred during such fiscal year.

     "Adjusted Consolidated EBITDA Coverage Ratio" means, at any time, the ratio of (a) Adjusted Consolidated EBITDA for the four consecutive fiscal quarters ended on or most recently to such date to (b) the sum of (i) Interest Expense for the four consecutive fiscal quarters ended on or most recently to such date plus (ii) the current portion of the long term Indebtedness of Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section
5.10 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

     "Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by Bank including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services or (g) transactions under Hedge Agreements.

     "Bank Product Agreements" means those agreements entered into from time to time by Borrower or any of its Subsidiaries with Bank in connection with any Bank Products.

     "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Bank as a result of Bank purchasing participations from, or executing indemnities or reimbursement obligations to, Bank with respect to the Bank Products provided by Bank to Borrower or its Subsidiaries.

     "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrowing Base" means, as of any date of determination, the result of:

               (a) 80% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

               (b) the lower of:

                    (i)  the Maximum Inventory Amount, and

                    (ii) the sum of:

                         (A) the Designated Finished Goods Advance Rate of the value of Eligible Finished Goods Inventory, plus

                         (B) the Designated ATS Advance Rate of the value of Eligible ATS Inventory, plus

                         (C) 50% of the value of Eligible Raw Material Inventory, minus

               (c) such reserves as the Bank, in the exercise of its reasonable credit judgment, determines are necessary or appropriate, including, without limitation, a $100,000 reserve for the payment of licensing royalties payable in connection with the sale of inventory.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B delivered by the chief financial officer of Borrower to Bank.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR rate loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investor Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1, from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

     "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended), other than members of the Virtue family, becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of 20% or more, of the capital stock of Borrower having the right to vote for the election of members of the Board of Directors or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

     "Closing Date" means the date of the making of the initial Advance and the Term Loan (or other extension of credit) hereunder.

     "Code" means the California Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower, any Guarantor or any of their respective Subsidiaries in or upon which a Lien is granted to Bank under any of the Loan Documents.

     "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' books and records, Equipment or Inventory, in each case, in form and substance satisfactory to Bank.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C delivered by the chief financial officer of Borrower to Bank.

     "Consolidated EBITDA" means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in determining such Net Income in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period and (c) depreciation of fixed assets and amortization of intangible assets for such period; minus the sum of (x) gains from sales of capital assets in such period, (y) any income or gain from extraordinary items in such period and (z) income or gain from non-recurring items in such period, in each case of clauses (a), (b), (c), (x) and (w), as determined in accordance with GAAP.

     "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated ATS Advance Rate" means, at any date, a percentage equal to (a) if such date is on or after March 1 and on or before July 31 of each year, 50% and (b) at all other times, 20%.

     "Designated Finished Goods Advance Rate" means, at any date, a percentage equal to (a) if such date is on or after March 1 and on or before July 31 of each year, 60% and (b) at all other times, 50%.

     "Dilution" means, at any date, a percentage, based upon the experience of the immediately prior 30 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, returns of merchandise, freight allowances, notes taken in lieu of payment, miscellaneous credits and adjustments, or other dilutive items with respect to Borrower's Accounts during such period, by (b) Borrower's gross billings with respect to Accounts during such period.

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts as follows:

        IF DILUTION IS:                                 THEN THE DILUTION RESERVE IS:
------------------------------------      -----------------------------------------------------
           Less than 5.0%                                      - 0 -
 5.0% or greater but less than 10.0%      An amount sufficient to reduce advance rates by 5.0%
10.0% or greater but less than 15.0%      An amount sufficient to reduce advance rates by 10.0%
15.0% or greater but less than 20.0%      An amount sufficient to reduce advance rates by 15.0%
20.0% or greater but less than 25.0%      An amount sufficient to reduce advance rates by 20.0%
25.0% or greater but less than 30.0%      An amount sufficient to reduce advance rates by 25.0%
For each additional 5.0% increase in      An amount sufficient to reduce advance rates by an
           Dilution                                      incremental 5.0%

     "Dollars" or "$" means United States dollars.

     "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Bank in Bank's discretion to address the results of any audit performed by Bank from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash and shall not give effect to any credits reflected on Borrower's agings that would otherwise reduce the amount of ineligible Accounts. Eligible Accounts shall not include the following:

          (a) (i) with respect to Accounts due on or before the date that is 30 days after the original invoice date thereof, Accounts that the Account Debtor has failed to pay within 90 days of the original invoice date therefor or within 60 days of the due date thereof, or

               (ii) with respect to Accounts due on or after the date that is 31 days after the original invoice date thereof, Accounts that the Account Debtor has failed to pay within 120 days of the original invoice date therefor or within 30 days of the due date thereof; provided, however, that no Accounts shall constitute Eligible Accounts hereunder if such Accounts are outstanding (or provide terms of payment) more than 180 days after the original invoice thereof,

          (b) Accounts owed by an Account Debtor (or its Affiliates) where 20% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

          (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

          (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, a cash on delivery or any other terms by reason of which the payment by the Account Debtor may be conditional,

          (e)  Accounts that are not payable in Dollars,

          (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or
     (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Bank (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Bank and is directly drawable by Bank, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Bank,

          (g) Accounts with respect to which the Account Debtor is either the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Bank, with the Assignment of Claims Act, 31 USC Section 3727),

          (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its obligation to pay all or any portion of the Account, or is the subject of litigation (including any collection actions) undertaken by Borrower,

          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 20% (such percentage as applied to a particular Account Debtor being subject to reduction by Bank in its discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Bank based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

          (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor or as to which Borrower has referred the Account Debtor to Borrower's legal or collection department (or a third Person providing such services),

          (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Bank to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

          (l) Accounts, the collection of which, Bank, in its discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

          (m) Accounts that are not subject to a valid and perfected first priority Lien in favor of Bank,

          (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

          (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, or

          (p) Accounts representing service, finance, late or collection charges, to the extent of such service, finance, late or collection charges.

     "Eligible ATS Inventory" means Inventory that qualifies as Eligible Finished Goods Inventory except for the fact that such Inventory constitutes "assemble-to-ship" ("ATS") Inventory.

     "Eligible Finished Goods Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business that complies with each of the representations and warranties respecting Eligible Finished Goods Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Bank in Bank's discretion to address the results of any audit or appraisal performed by Bank from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

          (a)  Borrower does not have good, valid, and marketable title thereto,

          (b) it is not located at one of the locations in the continental United States set forth on Schedule E-1 or in transit from one such location to another such location,

          (c) it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement (except if the leased real property is Borrower's facility located at 2027 Harpers Way, Torrance,

     California, in which case no Collateral Access Agreement shall be required) executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

          (d) it is not subject to a valid and perfected first priority Lien in favor of the Bank,

          (e) it consists of goods returned or rejected by Borrower's customers or

          (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective or damaged goods, "seconds," or Inventory sold or acquired on consignment, or

          (g) it contains or bears any intellectual property rights licensed to Borrower or any Subsidiary, unless Bank is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or
     (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

     "Eligible Inventory" means Eligible ATS Inventory, Eligible Finished Goods Inventory or Eligible Raw Material Inventory.

     "Eligible Raw Material Inventory" means Inventory that qualifies as Eligible Finished Goods Inventory except for the fact that such Inventory constitutes raw materials.

     "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "Event of Default" has the meaning set forth in Section 6.1.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Governing Documents" means, with respect to any Person, the certificate of formation, articles of incorporation, by-laws, operating agreement, limited partnership agreement, partnership agreement, joint venture agreement or other organizational documents of such Person.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantied Obligations" means, at any date, all guaranties or similar contingent obligations of Borrower and its Subsidiaries as of such date. The amount of any guaranty shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made and (y) the maximum amount for which Borrower or its Subsidiary may be liable pursuant to the terms of the instrument embodying such guarantee, unless such primary obligation and the maximum amount for which Borrower or such Subsidiary may be liable are not stated or determinable, in which case the amount of such guaranty shall be Borrower's or such Subsidiary's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

     "Guarantor" means each of Virco Inc., a Delaware corporation, Virco Mgmt. Corporation, a Delaware corporation, and any other Person that at any time executes a Guaranty or any other guaranty in favor of Bank with respect to the Obligations or whose assets, directly or indirectly, are at any time pledged as security for the Obligations.

     "Guaranty" means each guaranty, executed and delivered by each Guarantor in favor of Bank, in form and substance satisfactory to Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, receivership, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Interest Expense" means, with reference to any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Inventory" means inventory (as that term is defined in the Code).

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions of Indebtedness, stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "IRB Indebtedness" means Indebtedness of Borrower issued and outstanding under the Loan Agreement dated as of December 1, 1994, among the Industrial Development Authority of the City of Torrance, U.S. Trust Company of California, N.A., as Trustee, and Borrower, as in effect on the Closing Date.

     "LC Usage Amount" means, at any time, the sum of (a) the aggregate outstanding principal amount of Advances on such date plus (b) the Letter of Credit Usage on such date.

     "Letter of Credit Usage" means, at any date, the aggregate undrawn amount of all outstanding Letters of Credit on such date.

     "Leverage Ratio" means, at any date, the ratio of (a) Total Funded Debt at such date to (b) Adjusted Consolidated EBITDA for the four consecutive fiscal quarters ended on or most recently to such date.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether
(a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Line of Credit Period" means the period from and including the Closing Date to but not including the Line of Credit Termination Date.

     "Line of Credit Termination Date" means August 1, 2005.

     "Loan Disbursement Order" means an instructional letter executed and delivered by Borrower to Bank regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Bank.

     "Loan Documents" means this Agreement, the Bank Product Agreements, the Guaranties, the Security Agreements, any note or notes executed by Borrower in connection with this Agreement and payable to Bank, and any other agreement entered into, now or in the future, by Borrower, any Guarantor or any of their respective Affiliates and Bank in connection with this Agreement or any of the foregoing agreements.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of Bank's ability to enforce the Obligations or realize upon the Collateral, or
(c) a material impairment of the enforceability or priority of the Bank's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

     "Maximum Inventory Amount" means, at any date, an amount equal to (a) if such date is on or after March 1 and on or before July 31, $25,000,000 and (b) at all other times, $15,000,000.

     "Maximum Line of Credit Amount" means $45,000,000.

     "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Bank, in form and substance satisfactory to Bank, that encumber the Real Property Collateral and the related improvements thereto.

     "Mortgage Related Documents" means, with respect to each parcel composing the Real Property Collateral, each of the following, in each case in form, scope and substance satisfactory to Bank:

          (a) marked-up commitments for a policy of title insurance, insuring the first priority of Bank's Liens, with title insurance companies (the "Title Companies") acceptable to Bank on each of parcel subject to a Mortgage, with the final title insurance policy being delivered within thirty (30) days of the Closing Date;

          (b) any customary affidavits and indemnities in favor of the Title Companies as may be required or necessary to obtain title insurance satisfactory to Bank;

          (c) copies of all recorded documents creating exceptions to the title policy referred to in Paragraph (a) above;

          (d) a survey; and, the surveyors retained for such survey shall be acceptable to Bank;

          (e) environmental assessments, audits or reports as Bank may request; and, the environmental consultants retained for such assessments, audits or reports shall be acceptable to Bank;

          (f) evidence of property and liability insurance on such parcel in form and substance acceptable to Bank naming Bank as first mortgagee; and

          (g) such other certificates, documents and information as are reasonably requested by Bank, including, without limitation, permanent certificates of occupancy and evidence of zoning.

     "Net Income" means, with reference to any period, the net income (or net loss) of Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, Borrower or any of its Subsidiaries; and (b) the net income (or net loss) of any Person (other than a Guarantor) in which Borrower or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually received by Borrower or such Guarantor during such period.

     "Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, expenses, lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower or a Guarantor to Bank pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

     "Permitted Liens" has the meaning set forth in Section 5.5.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

     "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower or its Subsidiaries.

     "Security Agreement" means the security agreement among Borrower, Guarantors and Bank, in form and substance satisfactory to Bank, as amended, restated, supplemented or otherwise modified from time to time.

     "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

     "Subsidiary" of a Person means a corporation, partnership, limited partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement and the other Loan Documents shall refer to a Subsidiary or Subsidiaries of Borrower.

     "Tangible Net Worth" means, at any date, the result of (a) Borrower's total stockholders' equity plus (b) subordinated Indebtedness of Borrower and its Subsidiaries minus (c) any intangible assets of Borrower and its Subsidiaries.

     "Term Loan" has the meaning set forth in Section 1.1(d).

     "Term Loan Termination Date" means January 31, 2007.

     "Term Note" has the meaning set forth in Section 1.1(d).

     "Total Funded Debt" means, at any date, the sum of (a) Indebtedness and all other interest bearing liabilities of Borrower and its Subsidiaries plus (b) all Guarantied Obligations of Borrower and its Subsidiaries, in each case outstanding as of such date.

     "Total Liabilities" means, at any date, the sum of (a) Indebtedness and all other liabilities of Borrower and its Subsidiaries plus (b) all Guarantied Obligations of Borrower and its Subsidiaries, in each case outstanding as of such date.

     Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. All financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender.

     Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Annex A may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                                                     EXHIBIT A-1

                                     FORM OF

                          REVOLVING LINE OF CREDIT NOTE

$45,000,000                                              West Covina, California
                                                                January 27, 2004

     FOR VALUE RECEIVED, the undersigned VIRCO MFG. CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at San Gabriel Valley Regional Commercial Banking Office, 1000 Lakes Drive, Suite 250, West Covina, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty Five Million Dollars ($45,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

     This Revolving Line of Credit Note (this "Note") is the Line of Credit Note issued pursuant to the Credit Agreement dated as of January 27, 2004 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") between Borrower and Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. Reference hereby is made to the Loan Documents for a description of the assets in which a Lien has been granted, the nature and extent of the security and the guaranties, the terms and conditions upon which the Liens and each guaranty were granted and the rights of the holder of this Note in respect thereof.

     DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), three (3), six (6), nine (9) or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than $1,000,000; and provided further, that no Fixed Rate Term shall extend beyond the Line of Credit Termination Date. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (b) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

           LIBOR =           Base LIBOR
                    -------------------------------
                    100% - LIBOR Reserve Percentage

          (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

          (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (c) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus 0.50% or (ii) at a fixed rate per annum determined by Bank equal to LIBOR in effect on the first day of the applicable Fixed Rate Term plus 2.75%. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term; provided, however, that if an Event of Default has occurred and is continuing, Borrower may not elect to continue or convert any Advance outstanding hereunder into a LIBOR rate loan. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any Governmental Authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any Governmental Authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing February 1, 2004.

     (e) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount set forth above or such lesser amount as shall at any time be available hereunder, as set forth in the Credit Agreement. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on Line of Credit Termination Date.

     (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Robert A. Virtue, Robert Dose, Doug Virtue or Bassey Yau, any one of them acting alone, who are authorized to request Advances and direct the disposition of any Advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to Advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request Advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an Advance is or has been authorized by Borrower.

     (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

     (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of $1,000,000; provided, however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

          (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

          (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

          (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

     Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360 day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

     (c) The principal Indebtedness evidenced hereby shall be payable as follows and without set off, counterclaim or reduction of any kind:

          (i) the amount, if any, by which the LC Usage Amount at any time exceeds the lesser of the Revolving Commitment or the Borrowing Base at such date shall be payable immediately; and

          (ii) the principal Indebtedness evidenced hereby shall be payable on the Line of Credit Termination Date

EVENTS OF DEFAULT:

     Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                                     VIRCO MFG. CORPORATION

                                                     By: _______________________

                                                     Title: ____________________

                                                                     EXHIBIT A-2

                                     FORM OF

                                    TERM NOTE

$12,500,000                                              West Covina, California
                                                                January 27, 2004

     FOR VALUE RECEIVED, the undersigned VIRCO MFG. CORPORATION ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at San Gabriel Valley Regional Commercial Banking Office, 1000 Lakes Drive, Suite 250, West Covina, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $12,500,000, with interest thereon as set forth herein.

     This Term Note (this "Note") is the Term Note issued pursuant to the Credit Agreement dated as of January 27, 2004 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") between Borrower and Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. Reference hereby is made to the Loan Documents for a description of the assets in which a Lien has been granted, the nature and extent of the security and the guaranties, the terms and conditions upon which the Liens and each guaranty were granted and the rights of the holder of this
Note in respect thereof.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), three (3), six (6), nine (9) or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than $1,000,000; and provided further, that no Fixed Rate Term shall extend beyond the Term Loan Termination Date. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (b) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

     LIBOR =           Base LIBOR
              -------------------------------
              100% - LIBOR Reserve Percentage

          (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

          (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (c) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either at a (i) fluctuating rate per annum equal to the Prime Rate in effect from time to time plus 0.75%, or (ii) at a fixed rate per annum determined by Bank equal to LIBOR in effect on the first day of the applicable Fixed Rate Term plus 3.25%. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At the time this
Note is disbursed or Borrower wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term; provided, however, that if an

Event of Default has occurred and is continuing, Borrower may not elect to continue or convert any portion of the Term Loan outstanding hereunder into a LIBOR rate loan. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time this Note is disbursed or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for this Note or the principal amount to which such Fixed Rate Term applied.

     (c) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any Governmental Authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any Governmental Authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing February 1, 2004.

     (e) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360 day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

     (a) Repayment. The Term Loan evidenced hereby shall be payable as follows and without set off, counterclaim or reduction of any kind:

          (i) an installment of principal equal to $520,833.34 shall be due and payable on each January 31, April 30, July 31 and October 31 of each year, commencing on April 30, 2004;

          (ii) on the date of the consummation of any disposition of any assets of Borrower or any of its Subsidiaries (other than a disposition permitted by Section 5.6 of the Credit Agreement), an amount of the cash proceeds received in connection such disposition equal to the excess, if any, of the aggregate cash proceeds received in connection with all dispositions of assets (other than those permitted by Section 5.6 of the Credit Agreement) less (A) any fees, costs, commissions and expenses reasonably incurred in connection with such dispositions and (B) the taxes actually paid or to be payable by Borrower (as estimated by the chief financial officer of Borrower, giving effect to the overall tax position of Borrower), over $500,000, shall be payable in respect of the Indebtedness evidenced hereby; such payment shall be applied in the inverse order of the maturities due hereunder (and, Borrower acknowledges that nothing contained in this subclause (ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 5.6 of the Credit Agreement); and

          (iii) the principal Indebtedness evidenced hereby shall be payable on the Term Loan Termination Date.

     (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

     (c)  Prepayment.

     Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty. Any such prepayment shall be applied in the inverse order of the maturities due hereunder.

     LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of $1,000,000; provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

          (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

          (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

          (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

     Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360 day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

     All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

     Any default in the payment or performance of any obligation under this Note, or any defined Event of Default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.
                                                          VIRCO MFG. CORPORATION

                                                          By: /s/ Robert E. Dose
                                                             -------------------

                                                          Title: VP Finance

                                                                       EXHIBIT B

                                     FORM OF

                           BORROWING BASE CERTIFICATE

                                                                       EXHIBIT C

                                     FORM OF

                             COMPLIANCE CERTIFICATE

                                  SCHEDULE 2.11

                              ENVIRONMENTAL MATTERS

                                      None

                                  SCHEDULE E-1

                          EQUIPMENT/INVENTORY LOCATIONS

2027 Harpers Way
Torrance, CA  90501

1701 Sturgis Road
Conway, AR  72034

900 Robins Street
Conway, AR 72034

250 Harkrider Street
Conway, AR 72032

                                  SCHEDULE R-1

                            REAL PROPERTY COLLATERAL

1.   1701 Sturgis Road, Conway Plant, Arkansas; 1,200,000 sq. ft.

2.   900 Robbins Street, Conway Plant, Arkansas; 375,000 sq. ft.

3.   701 Bruce Street, Conway Plant, Arkansas; 150,000 sq. ft.